Exhibit 21.1

SUBSIDIARIES OF SHIFT4 PAYMENTS, INC.

Name	Place of Organization
Shift4 Payments, LLC	Delaware
1000986860 Ontario Inc.	Canada
1157487 Ontario Inc. dba Kalex Equipment Services	Canada
20910 ML USA IP Company, LLC	Delaware
AHT (Nova Scotia) Inc.	Canada
AHT POS INC.	Canada
Appetize Technologies, LLC	Delaware
Arrow HoldCo GmbH	Germany
Bahamas VAT Refund Ltd	Bahamas
C.C. Productions, LLC	New Jersey
Camdus Payment Solutions Pty Ltd	Australia
Card Industry Professionals Ltd.	United Kingdom
CARDLiquido S.A. de C.V.	Mexico
Cash Japan Inc.	Japan
Cash Paris Tax Refund	France
CFC & FP Enterprises, LLC	California
CLP Liquido SpA	Chile
COPLiquido S.A.S.	Colombia
Counter Solutions Holdings Limited	United Kingdom
Credorax (USA) LLC	Delaware
Data Control Systems, LLC of N.C.	North Carolina
DEV Digital Export Validation GmbH	Austria
Eigen Development Ltd.	Canada
Eigen Holdings (U.S.) Corp.	Nevada
Eigen Services (U.S.) Corp.	Nevada
Far Point Acquisition Corporation	Delaware
FourX Holdings, LLC	Delaware
FPOS Group, LLC	Ohio
G.Blue Espana SA	Spain
GBFTSP - Finance And Technology Services Portugal, Unipessoal LDA	Portugal
Givex Australia Pty Limited	Australia
Givex Brasil Serviços de Cartões-Presente e Programas de Fidelidade Ltda.	Brazil
Givex Canada Corp.	Canada
Givex Canada, Inc.	Canada
Givex Cathay (Shenzhen, PRC)	China
Givex Hong Kong Limited	Hong Kong
Givex International Corporation	Bahamas
Givex MEA Corporation FZ-LLC	Dubai
Givex Mexico S.A. de C.V.	Mexico
Givex Singapore Pte. Ltd.	Singapore
Givex Switzerland SARL	Switzerland
Givex Technology LLC	Delaware

Givex UK Corporation Limited	United Kingdom
Givex USA Corporation	Delaware
Global Blue (South Africa)	South Africa
Global Blue (UK) Ltd	United Kingdom
Global Blue á Íslandi hf	Iceland
Global Blue Acquisition BV	Netherlands
Global Blue Acquisition Espana SA	Spain
Global Blue Administration Center North OY	Finland
Global Blue Americas Sucursal Colombia	Colombia
Global Blue Argentina SA (Sucursal Uruguay)	Uruguay
Global Blue Argentina SA	Argentina
Global Blue Australia Pty Ltd	Australia
Global Blue Austria GmbH	Austria
Global Blue Bahamas Ltd	Bahamas
Global Blue Belgium NV	Belgium
Global Blue Commercial Consulting (Beijing)	China
Global Blue Commercial Consulting (Shanghai)	China
Global Blue Croatia d.o.o.	Croatia
Global Blue Currency Choice Australia Pty Ltd	Australia
Global Blue Currency Choice Italia Srl	Italy
Global Blue Currency Choice Korea Co., Ltd	South Korea
Global Blue Currency Choice Schweiz AG	Switzerland
Global Blue Currency Choice Service Europe AB	Sweden
Global Blue Currency Choice Singapore Pte. Ltd.	Singapore
Global Blue Cyprus Ltd	Cyprus
Global Blue Czech Republic s.r.o.	Czechia
Global Blue d.o.o. Beograd	Serbia
Global Blue Danmark AS	Denmark
Global Blue Deutschland GmbH	Germany
Global Blue Eesti OÜ	Estonia
Global Blue Espana SA	Spain
Global Blue Finland OY	Finland
Global Blue France	France
Global Blue Group AG	Switzerland
Global Blue Group Holding GmbH	Switzerland
Global Blue Group II GmbH	Switzerland
Global Blue Hellas SA	Greece
Global Blue Holding	France
Global Blue Holding BV	Netherlands
Global Blue Holdings AB	Sweden
Global Blue Holland BV	Netherlands
Global Blue India Holding Company Pte Ltd	Singapore
Global Blue Italia SrL	Italy
Global Blue Japan Co Ltd	Japan
Global Blue Jersey Limited	Jersey
Global Blue Kazakhstan LLP	Kazakhstan

Global Blue Korea Co., Ltd.	South Korea
Global Blue Latvija SIA	Latvia
Global Blue Lebanon SAL	Lebanon
Global Blue LLC	Saudi Arabia
Global Blue Luxembourg SA	Luxembourg
Global Blue Malaysia Sdn. Bhd	Malaysia
Global Blue Marketing Services Ltd	United Kingdom
Global Blue Maroc SA	Morocco
Global Blue New Holdings Germany GmbH	Germany
Global Blue New Holdings UK Ltd	United Kingdom
Global Blue Norge AS	Norway
Global Blue Payments (Australia) Pty Limited	Australia
Global Blue Payments (New Zealand) Limited	New Zealand
Global Blue Pazarlama Destek ve Teknoloji Hiz.A.s	Turkey
Global Blue Peru S.A.C	Peru
Global Blue Philippines Inc	Philippines
Global Blue Polska Sp Zoo	Poland
Global Blue Private Limited	India
Global Blue SA	Switzerland
Global Blue SA – FZ (DMCC) Branch	Saudi Arabia
Global Blue Schweiz AG	Switzerland
Global Blue Service AB	Sweden
Global Blue Service Company Austria GmbH	Austria
Global Blue Service Company Italia SrL	Italy
Global Blue Service Company Singapore Pte. Ltd.	Singapore
Global Blue Service Company Slovakia s.r.o	Slovakia
Global Blue Service Company Slovakia s.r.o./Hungary Branch Office	Hungary
Global Blue Service Company UK Ltd	United Kingdom
Global Blue Singapore Pte. Ltd.	Singapore
Global Blue Slovakia sro	Slovakia
Global Blue Sverige AB	Sweden
Global Blue Sweden Holdings AB	Sweden
Global Blue Tax Free Ireland Ltd	Ireland
Global Blue TFS Brasil LTDA.	Brazil
Global Blue TFS Japan Co Ltd	Japan
Global Blue Turistik Hizmetler A.Ş.	Turkey
Global Blue Ventures Limited	United Kingdom
Global Refund Portugal Lda	Portugal
iControl-Enterprise, LLC	Delaware
Information Systems & Supplies, LLC	Washington
Inspiration4, LLC	Delaware
Kinphire Ltd	United Kingdom
Liquido Brasil Participações Ltda.	Brazil
Liquido BRL Pagamentos Digitais Ltda.	Brazil
Liquido Global PTE. LTD	Singapore
Liquido Instituição de Pagamento Ltda.	Brazil

Liquido Pay, S.A. de C.V.	Mexico
Merchant-Link, LLC	Delaware
Micros Retail Systems, LLC	New Jersey
MXN Liquido	Mexico
Odiuqil, LLC	Delaware
Online Payments Group AG	Switzerland
Owen Business Systems Ltd.	Canada
PE Liquido, S.A. de C.V.	Mexico
PERLiquido	Peru
Pinnacle Hospitality Systems, LLC	Delaware
POSitouch, LLC	Rhode Island
Posmatic GmbH	Germany
Postec, LLC	Delaware
Retail Control Solutions, LLC	Massachusetts
Revel Australia Pty Limited	Australia
Revel Systems (GB) Limited	United Kingdom
Revel Systems Canada, ULC	Canada
Revel Systems Global, Pte. Ltd.	Singapore
Revel Systems, Inc.	Delaware
S4 HoldCo, LLC	Delaware
S4 International Holdings, LP	United Kingdom
S4-ML Holdings, LLC	Delaware
Secret POS Systems, LLC	Texas
Shift Four Israel Ltd.	Israel
Shift4 Corporation	Nevada
Shift4 Germany GmbH	Germany
Shift4 Holdings Limited	Malta
Shift4 Hong Kong Limited	Hong Kong
Shift4 Japan KK	Japan
Shift4 Limited	Malta
Shift4 Malta Limited	Malta
Shift4 MX Gateway, LLC (US)	Delaware
Shift4 Payments Finance Sub, Inc.	Delaware
Shift4 Payments Lithuania, UAB	Lithuania
Shift4 Payments UK Limited	United Kingdom
Shift4 Services UAB	Lithuania
Shift4 Solutions Limited	Malta
Shift4 Solutions UK Limited	United Kingdom
Shift4 Technology Limited	Malta
Shift4Shop, LLC	Delaware
ShipUp Holding SAS	France
ShipUp SAS	France
Smartpay Australia Pty Ltd	Australia
Smartpay Holdings Limited	New Zealand
Smartpay Limited	New Zealand
Smartpay New Zealand Limited	New Zealand

The Customer Connection II Limited Liability Company	New Jersey
The Giving Block Holdings, LLC	Delaware
UAB Global Blue Lietuva	Lithuania
ValuAccess Limited	Hong Kong
Vectron Systems AG	Germany
VenueNext, LLC	Delaware
Yocuda Europe Ltd	United Kingdom
Yocuda Network UK Ltd	United Kingdom
Yocuda UK Holdings Ltd	United Kingdom
ZigZag Global EOOD	Bulgaria
ZigZag Global GmbH	Germany
Zigzag Global Iberia S.L	Spain
ZigZag Global Limited	United Kingdom
ZigZag Global LLC	Delaware
ZigZag Global SAS	France
ZZ Global Blue Holding Limited	United Kingdom